      As filed with the Securities and Exchange Commission on April 9, 2002
                             File No. 333-__________
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                            UNUMPROVIDENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                                           62-1598430
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

                                1 Fountain Square
                          Chattanooga, Tennessee 37402
                                 (423) 755-1011
        (Address, including zip code, and telephone number of Principal
                               Executive Offices)

                  UnumProvident Corporation Stock Plan of 1999
                UnumProvident Corporation 401(k) Retirement Plan
                        (As Amended on February 15, 2002)
            UnumProvident Corporation Broad-Based Stock Plan of 2001
                        (As Amended on February 8, 2001)
            UnumProvident Corporation Broad-Based Stock Plan of 2002
              UnumProvident Corporation Employee Stock Option Plan
                           (Full Titles of the Plans)

                   Susan N. Roth                                      Copy to:
             UnumProvident Corporation                           Michael L. Stevens
                1 Fountain Square                                Alston & Bird LLP
           Chattanooga, Tennessee 37402                         One Atlantic Center
                  (423) 755-8913                            1201 West Peachtree Street, NW
(Name, address, including zip code, and telephone            Atlanta, Georgia 30309-3424
number, including area code, of agent for service)                 (404) 881-7970

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

 Title of Securities           Amount to          Proposed Maximum           Proposed Maximum         Amount of
  To be Registered           be Registered         Offering Price           Aggregate Offering     Registration Fee
                                                     Per Share                     Price
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
$.10 par value per share        1,053,225            $13.7188(1)              $ 14,448,983.13        $ 1,329.31
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
$.10 par value per share        2,790,477            $  28.42(2)              $ 79,305,356.34        $ 7,296.09
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
$.10 par value per share        1,952,685            $  28.00(3)              $    54,675,180        $ 5,030.12
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
$.10 par value per share        1,974,425            $  28.90(4)              $ 57,060,882.40        $ 5,249.60
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
$.10 par value per share       16,219,188            $  27.65                 $448,460,548.20        $41,258.32
--------------------------------------------------------------------------------------------------------------------
       Aggregate               23,990,000(6)                                  $653,950,950.07        $60,163.44
--------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h). Such computation is based on the weighted average exercise price per share covering outstanding options under the UnumProvident Corporation Employee Stock Option Plan.
(2) Determined in accordance with Rule 457(h). Such computation is based on the weighted average exercise price per share covering outstanding options under the UnumProvident Corporation Stock Plan of 1999.
(3) Determined in accordance with Rule 457(h). Such computation is based on the weighted average exercise price per share covering outstanding options under the UnumProvident Corporation Broad-Based Stock Plan of 2001 (as amended on February 8, 2001).
(4) Determined in accordance with Rule 457(h). Such computation is based on the weighted average exercise price per share covering outstanding options under the UnumProvident Corporation Broad-Based Stock Plan of 2002.
(5) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on April 1, 2002. Such computation is based on the number of shares reserved but not subject to outstanding awards under the plans and the UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002).
(6) Amount to be registered includes 1.1 million shares which may be issued pursuant to the UnumProvident Corporation Employee Stock Option Plan; 13.5 million shares which may be issued pursuant to the UnumProvident Corporation Stock Plan of 1999; 5.0 million shares which may be issued pursuant to the UnumProvident Corporation 401(k) Retirement Plan (As Amended on February 15,
2002); 2.0 million shares which may be issued pursuant to the UnumProvident Corporation Broad-Based Plan of 2001 (As Amended on February 8, 2001); and 2.39 million shares which may be issued pursuant to the UnumProvident Corporation Broad-Based Plan of 2002, including additional shares that may be offered in accordance with the adjustment and anti-dilution provisions of such plans. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in
Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Susan N. Roth, Corporate Secretary, at (423) 755-8913.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents have been filed by Provident Companies, Inc. (now UnumProvident Corporation) (the "Company") (File No. 1-11834) and the UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002 (the "401(k) Plan") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated by reference in this Registration
Statement:

     (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001;

     (2) The 401(k) Plan's annual report on Form 11-K for the fiscal year ended December 31, 2001;

     (3)  All other reports filed by the Company or the 401(k) Plan pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 2001; and

     (4) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All other documents subsequently filed by the Company or the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities. Not Applicable.

Item 5.   Interests of Named Experts and Counsel. Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Article VIII of the Company's Amended and Restated Bylaws provides for the indemnification of the Company's directors and officers as set forth below:

          SECTION 1. Indemnification in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation or of Union Mutual Life Insurance Company, a Maine mutual insurance company (the "Mutual Company"), or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees and expenses), judgments, fines, penalties, and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          SECTION 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or of the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees and expenses), and, if and to the extent permitted by applicable law, judgments, penalties and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

          SECTION 3. Authorization of Indemnification. (a) Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Such determination (and determinations under Sections 5 and 6 of this Article
     VIII) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding or claim with respect to which indemnification is sought ("disinterested directors"), or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, in a written opinion of independent legal counsel chosen by the Board of Directors, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 3) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees and expenses) incurred by him in connection therewith, without the necessity of authorization in the specific case.

          (b) For purposes of the proviso to the second sentence of Section 3(a), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, the Mutual Company or the person seeking indemnification within the previous three years.

          (c) A "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition, or (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

          SECTION 4. Good Faith Defined, Etc. (a) For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if such person relied on the records or books of account of the Corporation, the Mutual Company or another enterprise, or on information supplied to him by the officers of the Corporation, the Mutual Company or another enterprise, or on information or records given or reports made to the Corporation, the Mutual Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation, the Mutual Company or another enterprise. The term "another enterprise" as used in this Section 4(a) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee.

          (b) The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of noel contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

          (c) References in this Article VIII to "penalties" include any excise taxes assessed on a person with respect to an employee benefit plan; references in this Article VIII to "serving at the request of the Corporation or the Mutual Company" include any service as a director, officer or employee or former director, officer or employee of the Corporation or the Mutual Company which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

          (d) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

          SECTION 5. Right to Indemnification upon Application; Procedure upon Application; Etc. Except as otherwise provided in the proviso to Section 2 of this Article VIII:

          (a) Any indemnification under Section 1 or 2 of this Article VIII shall be made no later than 45 days after receipt by the Corporation of the written request of the director, officer, employee or trustee or former director, officer, employee or trustee unless a determination is made within said 45-day period in accordance with Section 3 of this Article VIII that such person has not met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII.

          (b) The right to indemnification under Section 1 or 2 of this Article VIII or advances under Section 6 of this Article VIII shall be enforceable by the director, officer, employee or trustee or former director, officer, employee or trustee in any court of competent jurisdiction. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct. The expenses (including attorney's fees and expenses) incurred by the director, officer, employee or trustee or former director, officer, employee or trustee in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 9 of this Article VIII) shall also be indemnified by the Corporation.

          (c) If any person is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

          SECTION 6. Expenses Payable in Advance. Expenses (including attorney's fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him, whether civil or criminal, may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with Section 3 of this Article VIII that he is not entitled to be indemnified by the Corporation; provided, however, that if he seeks to enforce his rights in a court of competent jurisdiction pursuant to Section 5(b) of this Article VIII, said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification as to which all rights of approval have been exhausted or have expired.

          SECTION 7. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this Article VIII or to advances under
     Section 6 of this Article VIII with respect to any action, suit, proceeding or claim brought or made by him against the Corporation or the Mutual Company, other than an action, suit, proceeding or claim seeking, or defending such person's right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

          SECTION 8. Non-Exclusivity and Survival of Indemnification. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any agreement, contract, or vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Except as otherwise provided in Section 7 of this Article VIII, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this
     Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section I or 2 of this Article VIII but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

          SECTION 9. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or the Mutual Company or is or was serving at the request of the Corporation or the Mutual Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Company shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

          SECTION 10. Successors; Meaning of "Corporation". This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, and consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause (ii) below, references to "the Corporation" shall include (i) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued; and (ii) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

          SECTION 11. Severability. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this Article VIII shall continue in effect and be enforceable to the fullest extent permitted by law.

     In addition, pursuant to the authority of Delaware law, the Restated Certificate of Incorporation of the Company provides as follows:

     No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Company also maintains insurance on its directors and officers, which covers liabilities under federal securities laws.

Item 7. Exemption from Registration Claimed.  Not Applicable.

Item 8. Exhibits

     The exhibits listed in the Exhibit Index are filed as part of this Registration Statement. In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the undersigned registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings

      (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on April 8, 2002.

                                          UNUMPROVIDENT CORPORATION:


                                          By: /s/ J. Harold Chandler
                                              ----------------------------------
                                                  J. Harold Chandler
                                                  Chairman, President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Dean Copeland or Susan N. Roth as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution to do any and all acts and things and execute, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all such other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signatures                          Title                               Date
            ----------                          -----                               ----
     /s/ J. Harold Chandler            Chairman, President and                 March 12, 2002
     ----------------------                                                    --------------
     J. Harold Chandler                Chief Executive Officer
                                       (principal executive officer)

     /s/ Thomas R. Watjen              Executive Vice President-               March 12, 2002
     --------------------                                                      --------------
     Thomas R. Watjen                  Finance and Risk Management
                                       (principal financial officer)

     /s/ Robert C. Greving             Senior Vice President - Finance         April 5, 2002
     ---------------------                                                     -------------
     Robert C. Greving                 (principal accounting officer)

     /s/ William L. Armstrong          Director                                April 5, 2002
     ------------------------                                                  -------------
     William L. Armstrong

     /s/ Ronald E. Goldsberry          Director                                March 16, 2002
     ------------------------                                                  --------------
     Ronald E. Goldsberry

     /s/ Hugh O. Maclellan, Jr.        Director                                April 5, 2002
     --------------------------                                                -------------
     Hugh O. Maclellan, Jr.

     /s/ A. S. MacMillan, Jr.          Director                                March 13, 2002
     ------------------------                                                  --------------
     A. S. MacMillan, Jr.

     /s/ George J. Mitchell            Director                                April 5, 2002
     ----------------------                                                    -------------
     George J. Mitchell

         /s/ James L. Moody, Jr.            Director           April 5, 2002
         -----------------------                               -------------
         James L. Moody, Jr.

         /s/ Cynthia A. Montgomery          Director           April 5, 2002
         -------------------------                             -------------
         Cynthia A. Montgomery

         /s/ C. William Pollard             Director           March 15, 2002
         ----------------------                                --------------
         C. William Pollard

         /s/ Lawrence R. Pugh               Director           April 5, 2002
         --------------------                                  -------------
         Lawrence R. Pugh

         /s/ Lois D. Rice                   Director           April 5, 2002
         ----------------                                      -------------
         Lois D. Rice

         /s/ John W. Rowe                   Director           April 5, 2002
         ----------------                                      -------------
         John W. Rowe

         /s/ Burton E. Sorensen             Director           April 5, 2002
         ----------------------                                -------------
         Burton E. Sorensen

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the UnumProvident Corporation 401(k) Retirement Plan constitutes and appoints F. Dean Copeland or Susan N. Roth as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution to do any and all acts and things and execute, for it and in its name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all such other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or such other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on April 2, 2002.

                              UNUMPROVIDENT CORPORATION 401(K) RETIREMENT PLAN

                                      By: /s/ Linda A. Levesque
                                         ---------------------------------------

                                      Name:    Linda A. Levesque
                                           -------------------------------------

                               Title: Plan Administrator

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

  Exhibit                        Description
  -------                        -----------
  Number
  ------


    5.1          Opinion of Alston & Bird LLP

   23.1          Consent of Alston & Bird LLP (included in Exhibit 5.1)

   23.2          Consent of Ernst & Young LLP

   24.1 Powers of Attorney (included on signature pages of this Registration Statement)